UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200
Solana Beach, California 92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On March 7, 2008, Open Energy Corporation (“we,” “us,” “our,” or the “Company”) entered into a settlement and general release agreement (the “Settlement Agreement”) with the former stockholders (the “SRS Stockholders”) of Solar Roofing Systems, Inc.  Mr. Norman J. Dodd, one of our directors at the time we entered into the Settlement Agreement, is one of the SRS Stockholders. The Settlement Agreement was entered into to settle certain disagreements related to the rights and liabilities of the Company and the SRS Stockholders under the terms of the stock purchase agreement we entered with Solar Roofing Systems, Inc. and the SRS Stockholders in February 2006.

Under the terms of the Settlement Agreement, among other things, in exchange for mutual releases given by the Company and the SRS Stockholders in favor of the other, we agreed to:

•                  pay off certain loans owed to the SRS Stockholders;

•                  issue an aggregate of 368,040 shares of common stock to the SRS Stockholders;

•                  issue an aggregate of 1,834,554 shares of our common stock in exchange for 1,834,554 shares of stock to be issued to the SRS Stockholders by 2093603 Ontario, Inc.;

•                  reduce the exercise price of certain currently outstanding options from $1.50 per share to $0.40 per share and to extend the expiration date of such options from April 30, 2008 to July 31, 2008; and

•                  file a registration statement to register shares of common stock of the Company issued in connection with the SPA.

Mr. Dodd held one of the loans being paid off (a loan in the amount of Cdn$51,494.89).  In addition, 577,394 of the 1,834,554 exchange shares referenced above will be issued to Mr. Dodd and one of the options repriced was an option granted to Mr. Dodd to purchase 200,000 shares.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of March 7, 2008, Norman J. Dodd resigned from our board of directors.  As of that same date, David A. Field was appointed to fill the vacancy on our board of directors resulting from Mr. Dodd’s resignation.  Mr. Field continues to serve as our president and chief operating officer.

Mr. Field was appointed as our chief operating officer effective as of June 5, 2007 and was appointed as our president effective as of October 1, 2007.  Prior to joining us, Mr. Field was a senior executive at Clark Security Products, the largest independent vertically integrated security distribution company in North America from January 2005 to August 2006. Previously, he founded and managed several companies in the energy sector. In June 2001. Mr. Field founded and was chief executive officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power in early 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as; Bechtel, Peter Kiewit, and Poseidon Resources, as well as, in corporate finance with Citicorp. Mr. Field earned an MBA from the Garvin School of International Management (Thunderbird).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: March 13, 2008	By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle
General Counsel